Exhibit 4(d)

          _________________________________________________________________
          _________________________________________________________________


                           MINNESOTA POWER & LIGHT COMPANY

                                          TO

                                 THE BANK OF NEW YORK
                           (FORMERLY IRVING TRUST COMPANY)

                                         AND

                                   W.T. CUNNINGHAM

                     (SUCCESSOR TO RICHARD H. WEST, J.A. AUSTIN,
                       E.J. MCCABE, D.W. MAY AND J.A. VAUGHAN)


                                   AS TRUSTEES UNDER MINNESOTA POWER &
                                   LIGHT COMPANY'S MORTGAGE AND DEED OF
                                   TRUST DATED AS OF SEPTEMBER 1, 1945

                            _____________________________

                         _____________ SUPPLEMENTAL INDENTURE

                           PROVIDING AMONG OTHER THINGS FOR

               FIRST MORTGAGE BONDS, ______% SERIES DUE ______________

                                (____________ SERIES)

                            _____________________________


                             DATED AS OF ________________

          _________________________________________________________________
          _________________________________________________________________




                        _______________ SUPPLEMENTAL INDENTURE

               THIS INDENTURE, dated as of ______________, by and between Minnesota Power & Light Company, a corporation of the State of Minnesota, whose post office address is 30 West Superior Street, Duluth, Minnesota 55802 (hereinafter sometimes called the "Company"), and The Bank of New York (formerly Irving Trust Company), a corporation of the State of New York, whose post office address is 101 Barclay Street, New York, New York 10286 (hereinafter sometimes called the "Corporate Trustee"), and W. T. Cunningham (successor to Richard H. West, J. A. Austin, E. J. McCabe, D. W. May and J. A. Vaughan), whose post office address is 3 Arlington Drive, Denville, New Jersey 07834 (said W. T. Cunningham being hereinafter sometimes called the "Co-Trustee" and the Corporate Trustee and the Co-Trustee being hereinafter together sometimes called the "Trustees"), as Trustees under the Mortgage and Deed of Trust, dated as of September 1, 1945, between the Company and Irving Trust Company and Richard H. West, as Trustees, securing bonds issued and to be issued as provided therein (hereinafter sometimes called the "Mortgage"), reference to which mortgage is hereby made, this indenture (hereinafter sometimes called the "__________ Supplemental Indenture") being supplemental thereto:

               WHEREAS, the Mortgage was filed and recorded in various official records in the State of Minnesota; and

               WHEREAS, an instrument, dated as of October 16, 1957, was executed and delivered under which J.A. Austin succeeded Richard
          H. West as Co-Trustee under the Mortgage, and such instrument was filed and recorded in various official records in the State of Minnesota; and

               WHEREAS, an instrument, dated as of April 4, 1967, was executed and delivered under which E. J. McCabe in turn succeeded J.A. Austin as Co-Trustee under the Mortgage, and such instrument was filed and recorded in various official records in the State of Minnesota; and

               WHEREAS, under the Sixth Supplemental Indenture, dated as of August 1, 1975, to which reference is hereinafter made, D.W. May in turn succeeded E. J. McCabe as Co-Trustee under the Mortgage; and

               WHEREAS, an instrument, dated as of June 25, 1984, was executed and delivered under which J. A. Vaughan in turn succeeded D.W. May as Co-Trustee under the Mortgage, and such instrument was filed and recorded in various official records in the State of Minnesota; and

               WHEREAS, an instrument, dated as of July 27, 1988, was executed and delivered under which W. T. Cunningham in turn succeeded J.A. Vaughan as Co-Trustee under the Mortgage, and such instrument was filed and recorded in various official records in the State of Minnesota; and

               WHEREAS, by the Mortgage the Company covenanted, among other things, that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Mortgage and to make subject to the lien of the Mortgage any property thereafter acquired and intended to be subject to the lien thereof; and

               WHEREAS, for said purposes, among others, the Company executed and delivered the following indentures supplemental to the Mortgage:

                    DESIGNATION                        DATED AS OF
                    ------------                       -----------
               First Supplemental Indenture            March 1, 1949
               Second Supplemental Indenture           July 1, 1951
               Third Supplemental Indenture            March 1, 1957
               Fourth Supplemental Indenture           January 1, 1968
               Fifth Supplemental Indenture            April 1, 1971
               Sixth Supplemental Indenture            August 1, 1975
               Seventh Supplemental Indenture          September 1, 1976
               Eighth Supplemental Indenture           September 1, 1977
               Ninth Supplemental Indenture            April 1, 1978
               Tenth Supplemental Indenture            August 1, 1978
               Eleventh Supplemental Indenture         December 1, 1982
               Twelfth Supplemental Indenture          April 1, 1987
               Thirteenth Supplemental Indenture       March 1, 1992
               Fourteenth Supplemental Indenture       June 1, 1992
               Fifteenth Supplemental Indenture        July 1, 1992
               Sixteenth Supplemental Indenture        July 1, 1992
               Seventeenth Supplemental Indenture      February 1, 1993
               <F1>

          which supplemental indentures were filed and recorded in various official records in the State of Minnesota; and

               Whereas, for said purposes, among others, the Company also executed and delivered a _____________ <F2> Supplemental Indenture, dated as of ______________, which was filed and recorded in various official records in the State of Minnesota as follows:


          <F(1)>    Here will be inserted additional executed Supplemental
                    Indentures.
          <F(2)>    Here will be inserted the most recent executed
                    Supplemental Indenture(s).




                                                              Registrar
          County in                 Recorder                  of Titles
          Minnesota              Date        Doc. No.     Date    Doc. No.
          _________              ____        ________     ____    ________
          Aitkin
          Benton
          Carlton
          Cass
          Crow Wing
          Hubbard
          Itasca
          Koochiching
          Lake
          Morrison
          Otter Tail
          Pine
          St. Louis
          Stearns
          Todd
          Wadena


          Office of Secretary of State of Minnesota; recorded ____________ as Document No. _________; and

               Whereas, the Company has heretofore issued, in accordance with the provisions of the Mortgage, as heretofore supplemented, the following series of First Mortgage Bonds:

                                             Principal        Principal
                                              Amount           Amount
          Series                              Issued        Outstanding
          ______                             _________      ___________
          3-1/8% Series due 1975             $26,000,000         None
          3-1/8% Series due 1979               4,000,000         None
          3-5/8% Series due 1981              10,000,000         None
          4-3/4% Series due 1987              12,000,000         None
          6-1/2% Series due 1998              18,000,000    $18,000,000
          8-1/8% Series due 2001              23,000,000         None
          10-1/2% Series due 2005             35,000,000         None
          8.70% Series due 2006               35,000,000         None
          8.35% Series due 2007               50,000,000         None
          9-1/4% Series due 2008              50,000,000         None
          Pollution Control Series A         111,000,000         None
          Industrial Development Series A      2,500,000         None
          Industrial Development Series B      1,800,000         None
          Industrial Development Series C      1,150,000         None




                                             Principal        Principal
                                              Amount           Amount
          Series                              Issued        Outstanding
          ______                             _________      ___________

          Pollution Control Series B         13,500,000          None
          Pollution Control Series C          2,000,000          None
          Pollution Control Series D          3,600,000     3,600,000
          7-3/4% Series due 1994             55,000,000          None
          7-3/8% Series due March 1, 1997    60,000,000     60,000,000
          7-3/4% Series due June 1, 2007     55,000,000     55,000,000
          7-1/2% Series due August 1, 2007   35,000,000     35,000,000
          Pollution Control Series E        111,000,000     111,000,000
          7% Series due March 1, 2008        50,000,000     50,000,000
          6-1/4% Series due July 1, 2003     25,000,000     25,000,000
          <F1>


          which bonds are also hereinafter sometimes called bonds of the First through ___________ <F2> Series, respectively; and

               WHEREAS, Section 8 of the Mortgage provides that the form of each series of bonds (other than the First Series) issued thereunder and of coupons to be attached to coupon bonds of such series shall be established by Resolution of the Board of Directors of the Company and that the form of such series, as established by said Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such provisions not inconsistent with the provisions of the Mortgage as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Mortgage; and

               WHEREAS, Section 120 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may (to the extent permitted by law) be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued thereunder, or the Company may cure any ambiguity contained therein, or in any supplemental indenture, or may establish the terms and provisions of any series of bonds (other than said First Series) by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to record in all of the states in which any property at the time subject to the lien of the Mortgage shall be situated; and


          [FN]

          <F(1)>    Here will be inserted additional outstanding series.
          <F(2)>    Here will be inserted the most recent outstanding
                    series.



               WHEREAS, the Company now desires to create ____ new series of bonds and (pursuant to the provisions of Section 120 of the Mortgage) to add to its covenants and agreements contained in the Mortgage, as heretofore supplemented, certain other covenants and agreements to be observed by it and to alter and amend in certain respects the covenants and provisions contained in the Mortgage, as heretofore supplemented; and

               WHEREAS, the execution and delivery by the Company of this ___________ Supplemental Indenture, and the terms of the bonds of the ___________ Series, hereinafter referred to, have been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board of Directors;

               NOW, THEREFORE, THIS INDENTURE WITNESSETH:

               That the Company, in consideration of the premises and of One Dollar to it duly paid by the Trustees at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in further evidence of assurance of the estate, title and rights of the Trustees and in order further to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, as heretofore supplemented, according to their tenor and effect and the performance of all the provisions of the Mortgage (including any instruments supplemental thereto and any modification made as in the Mortgage provided) and of said bonds, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms (subject, however, to Excepted Encumbrances) unto The Bank of New York and
          W. T. Cunningham, as Trustees under the Mortgage, and to their successor or successors in said trust, and to said Trustees and their successors and assigns forever, all property, real, personal and mixed, of the kind or nature specifically mentioned in the Mortgage, as heretofore supplemented, or of any other kind or nature acquired by the Company after the date of the execution and delivery of the Mortgage, as heretofore supplemented (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted), now owned or, subject to the provisions of subsection (I) of Section 87 of the Mortgage, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in this _____________ Supplemental Indenture) all lands, power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity by steam, water and/or other power; all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto, telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water works, water systems, steam heat and hot water plants, substations, lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, electric, gas and other machines, regulators, meters, transformers, generators, motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, wires, cables, tools, implements, apparatus, furniture and chattels; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same and (except as herein or in the Mortgage, as heretofore supplemented, expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore or in the Mortgage, as heretofore supplemented, described.

               TOGETHER WITH all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

               IT IS HEREBY AGREED by the Company that, subject to the provisions of subsection (I) of Section 87 of the Mortgage, all the property, rights, and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof, except any herein or in the Mortgage, as heretofore supplemented, expressly excepted, shall be and are as fully granted and conveyed hereby and by the Mortgage and as fully embraced within the lien hereof and the lien of the Mortgage as if such property, rights and franchises were now owned by the Company and were specifically described herein or in the Mortgage and conveyed hereby or thereby.

               PROVIDED that the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of this _____________ Supplemental Indenture and from the lien and operation of the Mortgage, namely: (1) cash, shares of stock, bonds, notes and other obligations and other securities not hereafter specifically pledged, paid, deposited, delivered or held under the Mortgage or covenanted so to be; (2) merchandise, equipment, apparatus, materials or supplies held for the purpose of sale or other disposition in the usual course of business; fuel, oil and similar materials and supplies consumable in the operation of any of the properties of the Company; all aircraft, rolling stock, trolley coaches, buses, motor coaches, automobiles and other vehicles and materials and supplies held for the purpose of repairing or replacing (in whole or part) any of the same; all timber, minerals, mineral rights and royalties; (3) bills, notes and accounts receivable, judgments, demands and choses in action, and all contracts, leases and operating agreements not specifically pledged under the Mortgage or covenanted so to be; the Company's contractual rights or other interest in or with respect to tires not owned by the Company; (4) the last day of the term of any lease or leasehold which may hereafter become subject to the lien of the Mortgage; (5) electric energy, gas, steam, ice, and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; and
          (6) the Company's franchise to be a corporation; provided, however, that the property and rights expressly excepted from the lien and operation of this _____________ Supplemental Indenture and from the lien and operation of the Mortgage in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that either or both of the Trustees or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XIII of the Mortgage by reason of the occurrence of a Default as defined in Section 65 thereof.

               TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto the Trustees and their successors and assigns forever.

               IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, as supplemented, this ___________ Supplemental Indenture being supplemental thereto.

               AND IT SI HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage, as heretofore supplemented, shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and Trustees and the beneficiaries of the trust with respect to said property, and to the Trustees and their successors in the trust in the same manner and with the same effect as if said property had been owned by the Company at the time of the execution of the Mortgage, and had been specifically and at length described in and conveyed to said Trustees by the Mortgage as a part of the property therein stated to be conveyed.

               The Company further covenants and agrees to and with the Trustees and their successors in said trust under the Mortgage as follows:

                                      ARTICLE I
                             ____________ SERIES OF BONDS


               Section 1. There shall be a series of bonds designated "_____% Series due ______________" (herein sometimes referred to as the "__________ Series"), each of which shall also bear the descriptive title "First Mortgage Bond", and the form thereof, which shall be established by Resolution of the Board of Directors of the Company, shall contain suitable provisions with respect to the matters hereinafter in this Section specified. Bonds of the __________ Series shall be dated as in Section 10 of the Mortgage provided, mature on _____________, be issued as fully registered bonds in denominations of One Thousand Dollars and, at the option of the Company, in any multiple or multiples of One Thousand Dollars (the exercise of such option to be evidenced by the execution and delivery thereof) and bear interest [at the rate of _____% per annum, payable semi-annually on ________ and ___________ of each year]<F1>, commencing _______________, the principal of and interest on each said bond to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts.

               <F2>(I)   Bonds of the ___________ Series shall not be
          redeemable prior to _________.

               <F2>(II)   Bonds of the ___________     Series shall be
          redeemable on and after ______________, in whole at any time, or in part from time to time, prior to maturity, upon notice as provided in Section 52 of the Mortgage mailed at least 30 days prior to the date fixed for redemption, at 100% of the principal amount of the bonds to be redeemed together, in each case, with accrued interest to the date fixed for redemption.

               (III) At the option of the registered owner, any bonds of the __________ Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, together with a written instrument of transfer wherever required by the Company duly executed by the registered owner or by his duly authorized attorney, shall (subject to the provisions of Section 12 of the Mortgage) be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

               Bonds of the __________ Series shall be transferable (subject to the provisions of Section 12 of the Mortgage) at the office or agency of the Company in the Borough of Manhattan, The City of New York.

               Upon any exchange or transfer of bonds of the ___________ Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Section 12 of the Mortgage, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of bonds of the __________ Series.

          [FN]

          <F(1)>    Bracketed material to be changed if bonds of the Series
                    to which this Supplemental Indenture shall relate shall bear interest at a rate which may be changed during the life of such bonds or if such bonds shall bear interest payable other than semi-annually.
          <F(2)>    These paragraphs will be omitted or changed if the
                    bonds of the series to which this Supplemental Indenture shall relate shall not be subject to redemption or shall be subject to redemption on terms different from those described above.



               Upon the delivery of this ____________ Supplemental Indenture and upon compliance with the applicable provisions of the Mortgage, there shall be an initial issue of bonds of the __________ Series for the aggregate principal amount of $__________.


                                      ARTICLE II

                                  DIVIDEND COVENANT


               Section 2. The Company covenants and agrees that the provisions of subdivision (III) of Section 39 of the Mortgage, which are to remain in effect so long as any of the bonds of the First Series shall remain Outstanding, shall remain in full force and effect so long as any bonds of the First through __________ Series shall remain Outstanding.


          [                   Amendment to the Mortgage
                         Meetings and Consents of Bondholders

               Section __. Pursuant to the reservation of right in Section 3 of the Fifth Supplemental Indenture dated as of April 1, 1971 and there being no Outstanding bonds of any series created prior to the Sixth Series, the Company hereby amends the Mortgage, as supplemented, by substituting for Article XIX (relating to Meetings and Consents of Bondholders) a new Article XIX to read as set forth in Section 3 of such Fifth Supplemental Indenture.]<F1>


          [                   Amendment to the Mortgage
                                     Nuclear Fuel

               Section __. Pursuant to the reservation of right in Section 2 of the Fifth Supplemental Indenture dated as of April 1, 1971 and there being no Outstanding bonds of any series created prior to the Sixth Series, the Company hereby amends the Mortgage, as supplemented, as set forth in paragraphs (A), (B) and (C) of
          Section 2 of such Fifth Supplemental Indenture (relating to Nuclear Fuel).]


          [FN]

          <F(1)>    The Company may insert the bracketed language in any
                    one Supplemental Indenture executed after all bonds of the Fifth Series have been retired.



                                     ARTICLE III

                               MISCELLANEOUS PROVISIONS


               Section 3. Section 126 of the Mortgage, as heretofore amended, is hereby further amended by adding the words "and ___________,<F1>" after the words "and _________".<F2>

               Section 4. Subject to the amendments provided for in this _____________ Supplemental Indenture, the terms defined in the Mortgage, as heretofore supplemented, shall, for all purposes of this _____________ Supplemental Indenture, have the meanings specified in the Mortgage, as heretofore supplemented.

               Section 5. The Trustees hereby accept the trusts herein declared, provided, created or supplemented and agree to perform the same upon the terms and conditions herein and in the Mortgage set forth and upon the following terms and conditions:

               The Trustees shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this _____________ Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article XVII of the Mortgage shall apply to and form part of this _____________ Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this _____________ Supplemental Indenture.

               Section 6. Whenever in this _____________ Supplemental Indenture any party hereto is named or referred to, this shall, subject to the provisions of Articles XVI and XVII of the Mortgage, as heretofore supplemented, be deemed to include the successors or assigns of such party, and all the covenants and agreements in this _____________ Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustees shall, subject as aforesaid, bind and inure to the benefit of the respective successors and assigns of such party whether so expressed or not.

               Section 7. Nothing in this _____________ Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding under the Mortgage, any right, remedy, or claim under or by reason of this _____________ Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this _____________ Supplemental Indenture contained by and on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and of the coupons Outstanding under the Mortgage.

          [FN]

          <F(1)>    Here will be inserted the maturity date of the most
                    recent series of bonds.
          <F(2)>    Here will be inserted the maturity date of the series
                    of bonds issued immediately before the most recent series of bonds.



               Section 8. This _____________ Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

               Section 9. The Company, the mortgagor named herein, by its execution hereof acknowledges receipt of a full, true and complete copy of this _____________ Supplemental Indenture.


               IN WITNESS WHEREOF, Minnesota Power & Light Company has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents, and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries for and in its behalf, and The Bank of New York has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or one of its Assistant Vice Presidents and its corporate seal to be attested by one of its Assistant Treasurers, and W. T. Cunningham has hereunto set his hand and affixed his seal, all in The City of New York, as of the day and year first above written.


                                        Minnesota Power & Light Company


                                        By______________________________
                                                  [Name]
                                                  [Title]


          Attest:

          _______________________
          [Name]
          [Title]


          Executed, sealed and delivered by Minnesota Power
          & Light Company in the presence of:


          _______________________________

          _______________________________




                                             The Bank of New York
                                                  as Trustee


                                             By______________________
                                                  [Name]
                                                  [Title]


          Attest:

          _______________________
          [Name]
          [Title]


                                             ____________________________
                                                  W.T. Cunningham


          Executed, sealed and delivered by The Bank of New
          York and W. T. Cunningham in the presence of:


          ____________________________
          ____________________

          ____________________




          State of Minnesota  )
                              )  ss.:
          County of St. Louis )


               On this _____ day of ________________, before me, a Notary Public within and for said County, personally appeared ____________________ and ___________________, to me personally known, who, being each by me duly sworn, did say that they are respectively the ______________________ and the
          _____________________________ of Minnesota Power & Light Company
          of the State of Minnesota, the corporation named in the foregoing instrument; that the seal affixed to the foregoing instrument is the corporate seal of said corporation; that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors; and said ____________________ and ___________________ acknowledged said instrument to be the free act and deed of said corporation.

               Personally came before me on this _____ day of _______________, ____________________, to me known to be the
          ________________________, and ____________________, to me known to be the _______________________, of the above named Minnesota Power & Light Company, the corporation described in and which executed the foregoing instrument, and to me personally known to be the persons who as such officers executed the foregoing instrument in the name and behalf of said corporation, who, being by me duly sworn did depose and say and acknowledge that they are respectively the _____________________ and the ___________________ of said corporation; that the seal affixed to said instrument is the corporate seal of said corporation; and that they signed, sealed and delivered said instrument in the name and on behalf of said corporation by authority of its Board of Directors and stockholders, and said ____________________ and ___________________ then and there acknowledged said instrument to be the free act and deed of said corporation and that such corporation executed the same.

               On the _____ day of _______________, before me personally came ____________________ and ___________________, to me known, who, being by me duly sworn, did depose and say that they respectively reside at _______________________________________, and ________________________________________; that they are respectively the ____________________ and the _______________________ of Minnesota Power & Light Company, one of the corporations described in and which executed the above instrument; that they know the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that they signed their names thereto by like order.

               Given under my hand and notarial seal this _____ day of
          ______________.

                                   __________________________________
                                    Notary Public




          State of New York        )
                                   )  ss:
          County of New York       )


               On this _____ day of ______________, before me, a Notary Public within and for said County, personally appeared ____________________ and ___________________, to me personally known, who, being each by me duly sworn, did say that they are respectively a _______________ and an ________________ of The
          Bank of New York of the State of New York, the corporation named in the foregoing instrument; that the seal affixed to the foregoing instrument is the corporate seal of said corporation; that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors; and said ____________________ and ___________________ acknowledged said instrument to be the free act and deed of said corporation.

               Personally came before me on this _____ day of ______________, ____________________, to me known to be a
          __________________, and ____________________, known to me to be an __________________, of the above named The Bank of New York, the corporation described in and which executed the foregoing instrument, and to me personally known to be the persons who as such officers executed the foregoing instrument in the name and behalf of said corporation, who, being by me duly sworn did depose and say and acknowledge that they are respectively a _________________ and an ________________ of said corporation;
          that the seal affixed to said instrument is the corporate seal of said corporation; and that they signed, sealed and delivered said instrument in the name and on behalf of said corporation by authority of its Board of Directors, and said ____________________ and ___________________ then and there acknowledged said instrument to be the free act and deed of said corporation and that such corporation executed the same.

               On the _____ day of _______________, before me personally came ____________________ and ___________________, to me known, who, being by me duly sworn, did depose and say that they respectively reside at ________________________________, and
          _______________________________________; that they are
          respectively a _________________ and an ____________________ of
          The Bank of New York, one of the corporations described in and which executed the above instrument; that they know the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that they signed their names thereto by like order.

               Given under my hand and notarial seal this _____ day of
          ________________.


                          _____________________________________
                           Notary Public, State of New York




          State of New York        )
                                   )  ss:
          County of New York       )


               On this _____ day of ___________________, before me
          personally appeared W.T. Cunningham, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.

               Personally came before me this _____ day of ______________, the above named W.T. Cunningham, to me known to be the person who executed the foregoing instrument, and acknowledged the same.

               On the _____ day of ______________, before me personally came W.T. Cunningham, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same.

               Given under my hand and notarial seal this _____ day of
          ________________.



                          ____________________________________
                           Notary Public, State of New York